UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 2, 2007

WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14th Floor, 2 North Cascade Avenue, Colorado Springs, CO       80903
(Address of Principal Executive Offices)                                       (Zip Code)

Registrant’s telephone number, including area code: (719) 442-2600

______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On April 2, 2007, the Company reported a full year net loss of $10.0 million ($1.14 per diluted common share), including the effects of the deferral of $14.5 million in revenues from the ROVA independent power project in the second half of the year, $0.7 million in audit costs related to the restatement, and a $2.1 million increase in the reserve for a North Carolina income tax dispute. Results for 2006 also include a $5.1 million gain from the sale of coal bed methane reserves in the first quarter. For the year ended December 31, 2005, net loss applicable to common shareholders was $7.7 million ($0.93 per diluted share), including a gain of $2.7 million for the cumulative effect of a change in accounting principle.

Item 9.01.   Financial Statements and Exhibits

          (c)   Exhibits

                 Exhibit 99.1 - Press release dated April 2, 2007

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: April 4, 2007	By: /s/ David J. Blair
David J. Blair
Chief Financial Officer
(A Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 2, 2007